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                                                                    EXHIBIT 3.31


                            ARTICLES OF INCORPORATION



                             Herbalife of Japan K.K.
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                            ARTICLES OF INCORPORATION
                                       OF
                             HERBALIFE OF JAPAN K.K.

                                   CHAPTER 1

                               GENERAL PROVISIONS

Article 1. (Corporate Name)

            This company shall be called "HERBALIFE OF JAPAN KABUSHIKIKAISHA" which shall be expressed in English as "Herbalife of Japan K.K."

Article 2.        (Objectives and Purposes)

            The objectives and purposes of the company shall be as follows:

            (1)   Import, export, production and sale of:

                  (i) nutrition supplements containing vitamins, minerals and other nutrients;

                  (ii)  natural foods made by processing herb, plants and seed;
                        and

                  (iii) pharmaceuticals, quasi-pharmaceuticals and cosmetics

            (2)   Import, export and sale of daily sundries;

            (3)   Publications;

            (4)   Any other businesses incidental to the above objectives.

Article 3. (Location of Head Office)

            The company shall have its office located at Chiyoda-ku, Tokyo.

Article 4. (Method of Public Notices)

            Public Notices of the company shall be published in the Official Gazette (Kampo).
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                                   CHAPTER 2

                                     SHARES

Article 5. (Total Number of Shares Authorized to be Issued by the Company)

            The total number of shares authorized to be issued by the company shall be One Hundred and Eighty (180) shares.

Article 6. (Record Date)

            (1) The shareholders of the company on the Shareholder Register as of December 31 shall have the voting right to vote at the ordinary general meeting of shareholders for the settling term.

            (2) Notwithstanding the terms and conditions stipulated in these Articles of Incorporation, the temporary record date shall be established by the Board of Directors as it shall become necessary.

Article 7. Share Handling Regulations.

            Type of shares of the company and transfer of shares, registration of pledge and cancellation thereof, indication of trust and cancellation thereof, non-possession of share certificate(s), re-issuance of share certificate(s), acceptance of notification and other matters pertaining to the handling of shares and fees therefor shall be processed based on the Share Handling Regulations determined by a resolution of the Board of Directors in addition to provision of law or these Articles.

                                   CHAPTER 3

                         GENERAL MEETING OF SHAREHOLDERS

Article 8. (Convocation of General Meeting of Shareholders)

            The ordinary general meeting of shareholders of the company shall be convened in March each year and an extraordinary general meeting of the company may be convened whenever as it becomes necessary.

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Article 9. (Person to Convene Meeting and Chairman Thereof)

            (1) The general meeting of shareholders of the company shall be convened by the President and Director and shall act as the Chairman of such meeting.

            (2) In the event that the President and Director is prevented from presiding at the meeting, another of the directors shall convene the general meeting of shareholders and shall act as the Chairman in an order previously determined by the Board of Directors.

Article 10. (Resolution)

            Unless otherwise provided by provision of law or these Articles, resolution of a general meeting of shareholders shall be adopted by a majority of voting rights of shareholders present.

Article 11. (Voting Rights by Proxy)

            (1) A shareholder may exercise the voting rights of other shareholders of the company by proxy.

            (2) Such proxy shall present a document of proxy to the company for each general meeting of shareholders.

Article 12. (Minutes of General Meeting of Shareholders)

            The result, points and development of the proceedings of a General Meeting of Shareholders shall be prepared in minutes and the Chairman of the meeting and the directors present shall affix their signatures or seals to the minutes.

                                   CHAPTER 4

                        DIRECTORS AND BOARD OF DIRECTORS

Article 13. (Number of Directors)

            The company shall have thirteen (13) or less directors.

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Article 14. (Method of Electing Directors)

            (1) Directors shall be elected at a general meeting of shareholders.

            (2) Election of Directors shall be resolved by a majority of shareholders present representing more than one third of the total number of shares with voting rights.

            (3) No cumulative vote shall be used for the election of directors.

Article 15. (Term of Office of Directors)

            (1) Term of office of the directors shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last of the fiscal year ending within two (2) years after their assumption of office.

            (2) The term of office of any director elected to fill a vacancy created and with an increase in the number of directors shall be until the expiration of other directors currently holding the office.

Article 16. (Representative Directors and Directors with Special Title)

            (1) The Board of Directors shall, by its resolution, elect Representative Directors of the company.

            (2) The Board of Directors may, by its resolution, elect one (1) President and Director, one (1) Chairman and Director, and one (1) or more Vice Presidents and Directors, Senior Managing Directors and Managing Directors.

Article 17. (Convocation and Chairman of the Board of Directors)

            (1) Except as otherwise required by provision of law, the President and Director shall convene a meeting of the Board of Directors and shall act as the chairman of the meeting.

            (2) In the event that the President and Director is prevented from presiding at the meeting, another of the directors shall convene a meeting of the Board of Directors and act as the chairman in an order previously determined by the resolution of the Board of Directors.

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Article 18. (Notice of Convocation of the Board of Directors' Meeting)

            (1) To convene a meeting of the Board of Directors, a notice shall be issued to each of the directors and auditors at least seven (7) days prior to the date of the meeting; provided, however, that such term of notice may be shortened in case of urgent need.

            (2) Provided, however, that the meeting of the Board of Directors may be held by dispensing the procedures of issuing notice of convocation by unanimous consent of all the directors and auditors.

Article 19. (Resolution Method of the Board of Directors)

            A resolution of the Board of Directors shall be adopted by a majority vote of the directors present and the number of directors present must be a majority of the total number of directors in office.

Article 20. (Minutes of the Board of Directors)

            The results, points and development of the proceedings of the Board of Directors shall be prepared in minutes and the directors present shall affix their signatures or seals to the minutes.

Article 21. (Regulations of the Board of Directors)

            Except as otherwise required by provision of law or by the Articles, the matters pertaining to the Board of Directors shall proceed based on Regulations determined by the Board of Directors.

Article 22. (Remuneration and Retirement Allowance for Directors)

            Remuneration and retirement allowance for directors shall be determined by a resolution of a general meeting of shareholders.

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                                   CHAPTER 5

                          AUDITORS AND AUDITORS MEETING

Article 23. (Number of Auditors)

            The company shall have four (4) or less auditors.

Article 24. (Election Method of Auditors)

            (1) Auditors shall be elected by a resolution of a general meeting of shareholders.

            (2) Election of Auditors shall be resolved by a majority of shareholders present representing more than one third of the total number of shares with voting rights.

Article 25. (Term of Office of Auditors)

            (1) The term of office of the auditors shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last of the fiscal year ending within three (3) years after their assumption of office.

            (2) The term of office of any auditor elected to fill a vacancy created and with an increase in the number of auditors shall be until the expiration of the term of other auditors currently holding the office.

Article 26. (Full Time Auditor)

            Full time auditor shall be elected by mutual vote.

Article 27. (Notice of Convocation of the Auditors Meeting)

            (1) To convene a meeting of the auditors, notice of convocation shall be issued to each of the auditors at least seven (7) days prior to the date of the meeting, provided, that such term of notice may be shortened in case of urgent need.

            (2) With a unanimous consent of all the auditors, the auditors meeting may be held by dispensing the notice of convocation.

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Article 28. (Resolution Method of the Auditors Meeting)

            Except as otherwise required by provision of law, a resolution of the auditors meeting shall be adopted by a majority vote of the auditors.

Article 29. (Minutes of the Auditors Meeting)

            The results, points and development of the proceedings of the Auditors Meeting shall be prepared in minutes and the auditors present shall affix their signatures or seals to the minutes.

Article 30. (Regulations of the Auditors Meeting)

            Except as otherwise required by provision of law or by these Articles, the matters pertaining to the auditors meeting shall be proceeded based on Regulations determined by the Auditors Meeting.

Article 31. (Remuneration and Special Retirement Allowance for Auditors)

            Remuneration and special retirement allowance for auditors shall be determined by a resolution of a general meeting of shareholders.

                                   CHAPTER 6

                                     ACCOUNT

Article 32. (Fiscal Year and Account Settlement)

            The fiscal year of the company shall commence on January of each year and end on December 31 of the same year and the account shall be settled at the end of the fiscal year.

Article 33. (Profit-Dividend)

            Profit-Dividend of the company shall be paid to the shareholders or pledgees listed on the final shareholder register as of December 31 of each year.

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Article 34. (Interim Profit-Dividend)

            The company may, by a resolution of the Board of Directors, declare an interim profit-dividend to the shareholders or pledgees listed on the final shareholder register as of June 30 of each year.

Article 35. (Exclusion Period of Profit-Dividend)

            The company shall not be obliged to pay any profit-dividend and interim profit-dividend, in case where the said dividend has not been collected within three (3) full years after the date such dividend tendered for payment.

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